================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): May 11, 1998


                            CAMCO INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)



                   Delaware                          1-10718                              13-3517570
             (State of Incorporation)         (Commission File No.)          (I.R.S. Employer Identification No.)



              7030 Ardmore
             Houston, Texas                                                                 77054
(Address of Principal Executive Offices)                                                  (Zip Code)


      Registrant's telephone number, including area code: (713) 747-4000


================================================================================


                                     Page 1
                        Exhibit Index Appears on Page 4

ITEM 5.   OTHER EVENTS.

         On May 11, 1998, Camco International Inc. (the "Company" or "Camco") announced the sudden death of Mr. Gary D. Nicholson, its Chairman of the Board of Directors, President and Chief Executive Officer. On the same day, the Board of Directors of the Company, announced that Mr. Gilbert H. Tausch, a member of the Board of Directors and Former President and Chief Executive Officer, will serve as Chairman and Chief Executive Officer of Camco on an interim basis. The Board of Directors has formed a special committee which will immediately commence a search for a permanent Chief Executive Officer.

         A copy of the press releases announcing the death of Mr. Gary D. Nicholson and the appointment of Mr. Gilbert H. Tausch as Chairman and Chief Executive Officer are filed as Exhibits 99.1 and 99.2 and are hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         99.1 - Press Release of the Company dated May 11, 1998, announcing the death of Mr. Gary D. Nicholson.

         99.2 - Press Release of the Company dated May 11, 1998, announcing the death of Mr. Gary D. Nicholson and the appointment of Mr. Gilbert H. Tausch as Chairman of the Board of Directors and Chief Executive Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAMCO INTERNATIONAL INC.



Dated: May 21, 1998                     /s/ RONALD R. RANDALL
                                        ---------------------------------------
                                        Ronald R. Randall
                                        Vice President, General Counsel
                                        and Secretary

                               INDEX TO EXHIBITS

NUMBER                                     EXHIBIT
------                                     -------
  99.1           Press Release of the Company dated May 11, 1998, announcing the death of Mr. Gary D. Nicholson.

  99.2           Press Release of the Company dated May 11, 1998, announcing the death of Mr. Gary D. Nicholson and the appointment of Mr. Gilbert H.
                 Tausch as Chairman of the Board of Directors and Chief Executive Officer.